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                       ARTICLES OF MERGER
                             MERGING
                      GBM ACQUISITION CORP.
                              INTO
                  GREAT BASIN MANAGEMENT CO., INC.


     Pursuant to Section 78.458 of the General Corporation Law of
Nevada, these Articles of Merger (the "Articles") are adopted this 25 day of January 1996 by Great Basin Management Co., Inc., a Nevada corporation.

                            ARTICLE I

                         PLAN OF MERGER

     1. Constituent Corporations and Surviving Corporation. Great Basin Management Co., Inc., 3400 Kauai Court. #208. Reno, Nevada 89509. (the "Company"), a Nevada corporation and GBM Acquisition Corp., 1 E. First Street. Reno. Nevada 89501 (the "Merger Subsidiary"), a Nevada corporation, shall be the constituent corporations to the Merger (the "Constituent Corporations"). The Merger Subsidiary shall be merged with and into the Company, which shall be the surviving corporation of the Merger (the "Surviving Corporation"). The identity, existence, rights, privileges, powers, franchises, properties, and assets of the Company shall continue unaffected and unimpaired by the Merger. At the Effective Time (hereinafter defined) of the Merger, the identity and separate existence of the Merger Subsidiary shall cease and all of the rights, privileges, powers, franchises, properties and assets of the Merger Subsidiary shall be vested in the Company in accordance with the provisions of the General Corporation Law of the State of Nevada. The name of the Surviving Corporation shall continue to be Great Basin Management Co., Inc.

     2. Effective Time. The date and time when the Merger becomes effective are herein referred to as the "Effective Time" of the Merger. The Effective Time shall be the time of filing of these Articles with the Secretary of State of the State of Nevada.

     3.  Conversion of the Company Common Stock.

         (a) Each share of Common Stock, no par value (the "Shares"), of the Company issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 3,102 shares of Common Stock, $.001 par value, of Fischer-Watt Gold Company, Inc. (the "Purchaser")(the "Merger Consideration") upon surrender of the certificate representing such Share.

         (b) Each share of Common Stock of the Merger Subsidiary (the "Merger Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation (the "Surviving Corporation Common Stock"). From and after the Effective Time of the Merger, each outstanding certificate which theretofore represented shares of the Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent that number of shares of Surviving Corporation Common Stock into which the shares of the Merger Subsidiary Common Stock represented thereby shall have been converted.

     4.  Delivery of Merger Consideration; Stock Transfer Books.

         (a) Promptly after the Effective time of the Merger, the Purchaser shall transmit to each record holder of an outstanding certificate which prior thereto represented shares of the Company Common Stock, instructions for use in effecting the surrender of such certificate for receipt of the Merger Consideration. Upon surrender to the Purchaser of such certificate the Purchaser shall promptly cause to be delivered to the person entitled thereto the number of share of the Common Stock of the Purchaser to which such person is entitled. Until surrendered in accordance with the provisions of this paragraph, each certificate which immediately prior to the Effective Time of the Merger represented issued and outstanding shares of the Company Common stock shall represent for all purposes solely the right to receive the Merger Consideration multiplied by the number of shares of the Company Common stock which prior to the Effective Time of the Merger were represented by such certificate.

         (b) After the Effective Time of the Merger, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided herein.

                           ARTICLE II

                   ADOPTION OF PLAN OF MERGER

    1. Adoption by Board of Directors of Constituent Corporations. The Plan of Merger, set forth in its entirety above as Article I of these Articles (the "Plan of Merger"), has been adopted by the board of directors of each of the Constituent Corporations.

     2. Adoption by Stockholders of Constituent Corporations. The Plan of Merger was approved by the unanimous consent of the stockholders of each of the Constituent Corporations.

                          ARTICLE III

             ARTICLES OF INCORPORATION, BYLAWS, AND
        OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

     1. Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall thereafter continue in full force and effect as the Articles of Incorporation of the Surviving Corporation.

     2. Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation, until amended or repealed.

     3. Officers and Directors. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The directors of the Merger Subsidiary at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

     IN WITNESS WHEREOF, Great Basin Management Co., Inc. has caused these Articles of Merger to be signed in its corporate name and on its behalf by its President and Secretary this ----- day of December, 1995.

                                GREAT BASIN MANAGEMENT CO., INC.


                                BY:/s/ Dr. Anthony P. Taylor
                                   -----------------------------
                                   President

                                BY:/s/ Diane K. Bryan
                                   -----------------------------
                                   Secretary

     THE UNDERSIGNED, President and Secretary of Great Basin Management Co., Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certify that, to the best of their knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                 /s/ Dr. Anthony P. Taylor
                                 -------------------------------
                                 President

                                 /s/ Diane K. Bryan
                                 -------------------------------
                                 Secretary

STATE OF NEVADA         )
                        )    SS.
COUNTY OF WASHOE        )

     Dr. Anthony P. Taylor, President and Diane K. Bryan, Secretary of Great Basin Management Co., Inc., a Nevada corporation, personally appeared before me on the 25th day of January 1996, and, under oath, signed the foregoing Articles of Merger and stated that the facts contained therein are true to the best of their knowledge and belief.

     Witness my hand and official seal.

                               /s/ Nancy M. Godbey
                               ------------------------------
                               Notary Public

My Commission Expires:         November 2, 1997


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